UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 13, 2009
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico (State or Other Jurisdiction of Incorporation)	66-0561882 (I.R.S. Employer Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 16, 2009, First BanCorp (“the Corporation”) entered into a Letter Agreement with the United States Department of the Treasury (“Treasury”) pursuant to which Treasury invested $400,000,000 in preferred stock of the Corporation under the Treasury’s Troubled Asset Relief Program Capital Purchase Program.
     Under the Letter Agreement, which incorporates the Securities Purchase Agreement — Standard Terms (the “Purchase Agreement”), the Corporation agreed to issue and sell to Treasury (1) 400,000 shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series F, $1,000 liquidation preference per share (the “Series F Preferred Stock”), and (2) a warrant dated January 16, 2009 (the “Warrant”) to purchase 5,842,259 shares of the Corporation’s common stock (the “Warrant shares”) at an exercise price of $10.27 per share. The exercise price of the Warrant was determined based upon the average of the closing prices of the Corporation’s common stock during the 20-trading day period ended December 19, 2008, the last trading day prior to the date the Corporation’s application to participate in the program was preliminarily approved. The Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.
     The Series F Preferred Stock qualifies as Tier 1 regulatory capital. Cumulative dividends on the Series F Preferred Stock will accrue on the liquidation preference amount on a quarterly basis at a rate of 5% per annum for the first five years, and thereafter at a rate of 9% per annum, but will only be paid when, as and if declared by the Corporation’s Board of Directors out of funds legally available therefor. The Series F Preferred Stock will rank pari passu with the Corporation’s existing 7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A, 8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B, 7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C, 7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D, and 7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E, in terms of dividend payments and distributions upon liquidation, dissolution and winding up of the Corporation. The Purchase Agreement contains limitations on the payment of dividends on common stock, including limiting regular quarterly cash dividends to an amount not exceeding the last quarterly cash dividend paid per share, or the amount publicly announced (if lower), of common stock prior to October 14, 2008, which is $0.07 per share. Also, upon issuance of the Series F Preferred Stock, the ability of the Corporation to purchase, redeem or otherwise acquire for consideration, any shares of its common stock, preferred stock or trust preferred securities will be subject to restrictions. These restrictions will terminate on the earlier of (a) the third anniversary of the closing date of the issuance of the Series F Preferred Stock and (b) the date on which the Series F Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series F Preferred Stock to third parties that are not affiliates of Treasury. The restrictions described in this paragraph are set forth in the Purchase Agreement.
     The shares of Series F Preferred Stock are non-voting, other than having class voting rights on certain matters that could adversely affect the Series F Preferred Stock. If dividends on the preferred shares have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive, the Corporation’s authorized number of directors will be increased automatically by two and the holders of the Series F Preferred Stock, voting together with holders of any then outstanding parity stock, will have the right to elect two directors to fill such newly created directorships at the Corporation’s next annual meeting of stockholders or at a special meeting of stockholders called for that purpose prior to such annual meeting. These preferred share directors will be elected annually and will serve until all accrued and unpaid dividends on the Series F Preferred Stock have been declared and paid in full.
     The Series F Preferred Stock may be redeemed by the Corporation after January 16, 2012. Prior to that date, the Corporation may redeem, subject to the approval of the Board of Governors of the Federal Reserve System, the shares of Series F Preferred Stock only with proceeds from one or more “Qualified Equity Offerings,” as such term is defined in the Certificate of Designations (attached hereto as Exhibit 3.1). After January 16, 2012, the Corporation may redeem, subject to the approval of the Board of Governors of the Federal Reserve System, in whole or in part, out of funds legally available therefore, the shares of Series F Preferred Stock then outstanding. The restrictions on redemption, which are set forth in the Certificate of Designations, are incorporated by reference into this Item 1.01.
     The Warrant has a 10-year term and is immediately exercisable upon issuance. The exercise price and the number of shares issuable upon exercise of the Warrant are subject to certain anti-dilution adjustments. The Warrant is attached hereto as Exhibit 4.1 and is incorporated by reference into this Item 1.01.

     The Series F Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Corporation will file a shelf registration statement registering the resale of the shares of Series F Preferred Stock, the Warrant and the Warrant shares. Treasury and other future holders of the shares of Series F Preferred Stock, the Warrant or the Warrant shares also have certain piggyback and demand registration rights with respect to the securities. None of the shares of Series F Preferred Stock, the Warrant, or the Warrant shares are subject to any contractual restriction on transfer, except that the Treasury may only transfer or exercise an aggregate of one-half of the Warrant shares prior to the earlier of the date on which the Corporation receives proceeds from one or more Qualified Equity Offerings in an aggregate amount not less than the purchase price of the Warrant and the Series F Preferred Stock and December 31, 2009.
     Under the terms of the Purchase Agreement, (i) the Corporation amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including severance and employment agreements), to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stability Act of 2008 and applicable guidance or regulations issued by the Secretary of Treasury on or prior to January 16, 2009 and (ii) each Senior Executive Officer, as defined in the Purchase Agreement, executed a written waiver releasing Treasury and the Corporation from any claims that such officers may otherwise have as a result the Corporation’s amendment of such arrangements and agreements to be in compliance with Section 111(b). Until such time as Treasury ceases to own any debt or equity securities of the Corporation acquired pursuant to the Purchase Agreement, the Corporation must maintain compliance with these requirements.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated into this Item 3.02.
Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated into this Item 3.03.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information concerning executive compensation set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated into this Item 5.02.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the issuance of the Series F Preferred Stock, on January 13, 2009, the Corporation filed a Certificate of Designations (the “Certificate of Designations”) with the Puerto Rico Department of State for the purpose of amending its Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of the Series F Preferred Stock. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.
Item 9.01. Financials Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations, dated January 13, 2009.

4.1	Warrant dated January 16, 2009 to purchase shares of Common Stock of First BanCorp.

10.1	Purchase Agreement dated as of January 16, 2009 between First BanCorp and the United States Department of the Treasury.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2009	FIRST BANCORP
	By:	/s/ Lawrence Odell
		Name:	Lawrence Odell
		Title:	Executive Vice President, General Counsel and Secretary of the Board of Directors

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designations, dated January 13, 2009.

4.1	Warrant dated January 16, 2009 to purchase shares of Common Stock of First BanCorp.

10.1	Purchase Agreement dated as of January 16, 2009 between First BanCorp and the United States Department of the Treasury.